UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MRVL	The Nasdaq Stock Market, LLC

Item 2.02    Results of Operations and Financial Condition.

The information in Item 2.02 of this Current Report, including the accompanying Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

On May 6, 2019, Marvell Technology Group Ltd. (“Marvell”) issued a press release reporting its preliminary estimate of its first quarter fiscal 2020 revenue range. These preliminary financial results are based upon Marvell’s good faith estimates, are subject to completion of Marvell’s financial closing procedures, and may be subject to change. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01    Other Events.

On May 6, 2019, Marvell issued a press release announcing that it entered into a definitive merger agreement under which Marvell will acquire all outstanding shares of Aquantia Corp. (“Aquantia”) common stock. Under the terms of the agreement, Marvell will pay Aquantia’s stockholders $13.25 per share in cash. This price represents approximately $452 million in transaction value after adjusting for net cash on Aquantia’s balance sheet. Marvell intends to finance the transaction with cash on hand and revolver borrowings. The transaction is not subject to any financing condition and is expected to close by the end of the calendar year, subject to regulatory approval as well as other customary closing conditions, including the adoption by Aquantia’s stockholders of the merger agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press Release dated May 6, 2019, titled “Marvell to Acquire Aquantia – Accelerating Ethernet Technology Leadership”

Forward-Looking Statements

Cautionary Statement Regarding Forward Looking Statements

This Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by phrases such as Marvell “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the proposed transaction with Aquantia are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Marvell or Aquantia stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals at all or in a timely manner; and the other risks and important factors contained and identified in Marvell’s most recent Annual Report on Form 10-K or Aquantia’s most recent Quarterly Report on Form 10-Q, and other Securities and Exchange Commission filings of the companies, that could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K. Neither Marvell nor Aquantia undertakes any obligation to update the forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2019

MARVELL TECHNOLOGY GROUP LTD

By:	/s/ Mitchell Gaynor
Mitchell Gaynor
Executive Vice President, Chief Administration and Legal Officer and Secretary